Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2016, relating to the financial statements and financial statement schedule of Ampco-Pittsburgh Corporation, and the effectiveness of the Ampco-Pittsburgh Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 9, 2016